Exhibit 99.1

A-Mark Precious Metals Reports Fiscal Second Quarter 2025 Results

Q2 FY 2025 Diluted Earnings Per Share of $0.27

$6.6 Million in Net Income and $16.2 Million in non-GAAP EBITDA in Q2 FY 2025

Repurchased 169,512 Common Shares for $5.1 Million

Company reaffirms regular quarterly cash dividend policy of $0.20 per share

El Segundo, CA – February 6, 2025 – A-Mark Precious Metals, Inc. (NASDAQ: AMRK), a leading fully integrated precious metals platform, reported results for the fiscal second quarter ended December 31, 2024.

Management Commentary

“Our second quarter results continue to reflect the strength of our fully-integrated platform to perform profitably even with slower market conditions, elevated precious metals prices and subdued demand,” said A-Mark CEO Greg Roberts. “During the quarter, we delivered earnings of $0.27 per diluted share and $16.2 million in non-GAAP EBITDA.

“We also made significant progress on our strategic plans for A-Mark’s long-term success, including nearing the completion of A-Mark Global Logistics (AMGL) facility expansion and logistics initiatives, executing our plans for advancing our reach in Asia and our DTC presence in Singapore and exploring various M & A opportunities.

“As announced earlier this week, A-Mark entered into a definitive agreement to acquire Spectrum Group International (“SGI”), the parent of Stack’s Bowers Galleries, one of the world’s largest rare coin and currency auction houses and a leading wholesale and retail dealer specializing in numismatic and bullion products. This proposed acquisition will expand our presence into the premium collectible markets and the adjacent higher margin luxury markets. I am truly excited for the cross-selling opportunities and synergies within the A-Mark platform.

“Regarding our capital and related deployment, last week, we amended our Trading Credit Facility to increase our revolving commitment to $457MM from $422.5MM. We also returned capital to shareholders through the repurchase of $5.1 million of common stock during the quarter.

“We are pleased with our recent accomplishments and remain committed to exploring additional opportunities to deliver value to our shareholders over the long term.”

	Three Months Ended December 31,
	2024	2023
	(in thousands, except Earnings per Share)

Selected Key Financial Statement Metrics:
Revenues	$2,742,345	$2,078,815
Gross profit	$44,767	$46,041
Depreciation and amortization expense	$(4,639)	$(2,811)
Net income attributable to the Company	$6,558	$13,766

Earnings per Share:
Basic	$0.28	$0.60
Diluted	$0.27	$0.57

Non-GAAP Measures (1):
Adjusted net income before provision for income taxes	$13,363	$21,728
EBITDA	$16,224	$25,096

(1) See Reconciliation of U.S. GAAP to Non-GAAP Measures below and on pages 23-25

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended December 31, 2024 and 2023 follows (in thousands):

	Three Months Ended December 31,
	2024	2023

Net income before provision for income taxes	$8,016	$18,428
Adjustments:
Contingent consideration fair value adjustment	20	—
Acquisition costs	688	489
Amortization of acquired intangibles	3,790	2,165
Depreciation expense	849	646
Adjusted net income before provision for income taxes (non-GAAP)	$13,363	$21,728

	Three Months Ended
	December 31, 2024	September 30, 2024
	(in thousands, except Earnings per Share)

Selected Key Financial Statement Metrics:
Revenues	$2,742,345	$2,715,096
Gross profit	$44,767	$43,443
Depreciation and amortization expense	$(4,639)	$(4,709)
Net income attributable to the Company	$6,558	$8,984

Earnings per Share:
Basic	$0.28	$0.39
Diluted	$0.27	$0.37

Non-GAAP Measures (1):
Adjusted net income before provision for income taxes	$13,363	$14,784
EBITDA	$16,224	$17,782

(1) See Reconciliation of U.S. GAAP to Non-GAAP Measures below and on pages 23-25

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended December 31, 2024 and September 30, 2024 follows (in thousands):

	Three Months Ended
	December 31, 2024	September 30, 2024

Net income before provision for income taxes	$8,016	$10,173
Adjustments:
Contingent consideration fair value adjustment	20	(150)
Acquisition costs	688	52
Amortization of acquired intangibles	3,790	3,864
Depreciation expense	849	845
Adjusted net income before provision for income taxes (non-GAAP)	$13,363	$14,784

Fiscal Second Quarter 2025 Financial Highlights

•
Revenues for the three months ended December 31, 2024 increased 32% to $2.742 billion from $2.079 billion for the three months ended December 31, 2023 and increased 1% from $2.715 billion for the three months ended September 30, 2024
•
Gross profit for the three months ended December 31, 2024 decreased 3% to $44.8 million from $46.0 million for the three months ended December 31, 2023 and increased 3% from $43.4 million for the three months ended September 30, 2024
•
Gross profit margin for the three months ended December 31, 2024 decreased to 1.63% of revenue, from 2.22% of revenue for the three months ended December 31, 2023, and improved from 1.60% of revenue for the three months ended September 30, 2024
•
Net income attributable to the Company for the three months ended December 31, 2024 decreased 52% to $6.6 million from $13.8 million for the three months ended December 31, 2023 and decreased 27% from $9.0 million for the three months ended September 30, 2024
•
Diluted earnings per share totaled $0.27 for the three months ended December 31, 2024, a 53% decrease compared to $0.57 for the three months ended December 31, 2023, and decreased 27% from $0.37 for the three months ended September 30, 2024
•
Adjusted net income before provision for income taxes, depreciation, amortization, acquisition costs, and contingent consideration fair value adjustments (“Adjusted net income before provision for income taxes” or “Adjusted net income”), a non-GAAP financial performance measure, for the three months ended December 31, 2024 decreased 38% to $13.4 million from $21.7 million for the three months ended December 31, 2023 and decreased 10% from $14.8 million for the three months ended September 30, 2024
•
Earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP liquidity measure, for the three months ended December 31, 2024 decreased 35% to $16.2 million from $25.1 million for the three months ended December 31, 2023, and decreased 9% from $17.8 million for the three months ended September 30, 2024

	Six Months Ended December 31,
	2024	2023
	(in thousands, except Earnings per Share)

Selected Key Financial Statement Metrics:
Revenues	$5,457,441	$4,563,433
Gross profit	$88,210	$95,446
Depreciation and amortization expense	$(9,348)	$(5,603)
Net income attributable to the Company	$15,542	$32,593

Earnings per Share:
Basic	$0.67	$1.40
Diluted	$0.65	$1.34

Non-GAAP Measures (1):
Adjusted net income before provision for income taxes	$28,147	$48,507
EBITDA	$34,006	$55,544

(1) See Reconciliation of U.S. GAAP to Non-GAAP Measures below and on pages 23-25

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the six months ended December 31, 2024 and 2023 follows (in thousands):

	Six Months Ended December 31,
	2024	2023

Net income before provision for income taxes	$18,189	$42,363
Adjustments:
Contingent consideration fair value adjustment	(130)	—
Acquisition costs	740	541
Amortization of acquired intangibles	7,654	4,330
Depreciation expense	1,694	1,273
Adjusted net income before provision for income taxes (non-GAAP)	$28,147	$48,507

Fiscal Six Months 2025 Financial Highlights

•
Revenues for the six months ended December 31, 2024 increased 20% to $5.457 billion from $4.563 billion for the six months ended December 31, 2023
•
Gross profit for the six months ended December 31, 2024 decreased 8% to $88.2 million from $95.4 million for the six months ended December 31, 2023
•
Gross profit margin for the six months ended December 31, 2024 decreased to 1.62% of revenue, from 2.09% of revenue for the six months ended December 31, 2023
•
Net income attributable to the Company for the six months ended December 31, 2024 decreased 52% to $15.5 million from $32.6 million for the six months ended December 31, 2023
•
Diluted earnings per share totaled $0.65 for the six months ended December 31, 2024, a 51% decrease compared to $1.34 for the six months ended December 31, 2023
•
Adjusted net income for the six months ended December 31, 2024 decreased 42% to $28.1 million from $48.5 million for the six months ended December 31, 2023
•
EBITDA for the six months ended December 31, 2024 decreased 39% to $34.0 million from $55.5 million for the six months ended December 31, 2023

	Three Months Ended December 31,
	2024	2023
Selected Operating and Financial Metrics:
Gold ounces sold (1)	466,000	450,000
Silver ounces sold (2)	21,828,000	26,575,000
Number of secured loans at period end (3)	518	715
Secured loans receivable at period end	$98,461,000	$106,565,000
Direct-to-Consumer ("DTC") number of new customers (4)	65,400	52,500
Direct-to-Consumer number of active customers (5)	140,100	136,400
Direct-to-Consumer number of total customers (6)	3,187,500	2,439,900
Direct-to-Consumer average order value ("AOV") (7)	$3,178	$2,218
JM Bullion ("JMB") average order value (8)	$2,043	$2,061
CyberMetals number of new customers (9)	2,000	1,400
CyberMetals number of active customers (10)	1,700	1,900
CyberMetals number of total customers (11)	33,100	26,200
CyberMetals customer assets under management at period end (12)	$8,200,000	$6,500,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(7) DTC AOV represents the average dollar value of product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(8) JMB AOV represents the average dollar value of product orders delivered to JMB's customers during the period.

(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account or have made a purchase for the first time during the period on the CyberMetals platform.

(10) CyberMetals number of active customers represents the number of customers that have made a purchase during any month during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

	Three Months Ended
	December 31, 2024	September 30, 2024
Selected Operating and Financial Metrics:
Gold ounces sold (1)	466,000	398,000
Silver ounces sold (2)	21,828,000	20,449,000
Number of secured loans at period end (3)	518	562
Secured loans receivable at period end	$98,461,000	$101,887,000
Direct-to-Consumer ("DTC") number of new customers (4)	65,400	55,300
Direct-to-Consumer number of active customers (5)	140,100	129,900
Direct-to-Consumer number of total customers (6)	3,187,500	3,122,100
Direct-to-Consumer average order value ("AOV") (7)	$3,178	$2,967
JM Bullion ("JMB") average order value (8)	$2,043	$2,198
CyberMetals number of new customers (9)	2,000	1,500
CyberMetals number of active customers (10)	1,700	1,700
CyberMetals number of total customers (11)	33,100	31,100
CyberMetals customer assets under management at period end (12)	$8,200,000	$8,300,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(7) DTC AOV represents the average dollar value of product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(8) JMB AOV represents the average dollar value of product orders delivered to JMB's customers during the period.

(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account or have made a purchase for the first time during the period on the CyberMetals platform.

(10) CyberMetals number of active customers represents the number of customers that have made a purchase during any month during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

Fiscal Second Quarter 2025 Operational Highlights

•
Gold ounces sold in the three months ended December 31, 2024 increased 4% to 466,000 ounces from 450,000 ounces for the three months ended December 31, 2023, and increased 17% from 398,000 ounces for the three months ended September 30, 2024
•
Silver ounces sold in the three months ended December 31, 2024 decreased 18% to 21.8 million ounces from 26.6 million ounces for the three months ended December 31, 2023, and increased 7% from 20.4 million ounces for the three months ended September 30, 2024
•
As of December 31, 2024, the number of secured loans decreased 28% to 518 from 715 as of December 31, 2023, and decreased 8% from 562 as of September 30, 2024
•
Direct-to-Consumer new customers for the three months ended December 31, 2024 increased 25% to 65,400 from 52,500 for the three months ended December 31, 2023, and increased 18% from 55,300 for the three months ended September 30, 2024
•
Direct-to-Consumer active customers for the three months ended December 31, 2024 increased 3% to 140,100 from 136,400 for the three months ended December 31, 2023, and increased 8% from 129,900 for the three months ended September 30, 2024
•
Direct-to-Consumer average order value for the three months ended December 31, 2024 increased $960, or 43% to $3,178 from $2,218 for the three months ended December 31, 2023, and increased $211, or 7% from $2,967 for the three months ended September 30, 2024
•
JM Bullion’s average order value for the three months ended December 31, 2024 decreased $18, or 1% to $2,043 from $2,061 for the three months ended December 31, 2023, and decreased $155, or 7% from $2,198 for the three months ended September 30, 2024

	Six Months Ended December 31,
	2024	2023
Selected Operating and Financial Metrics:
Gold ounces sold (1)	864,000	945,000
Silver ounces sold (2)	42,277,000	56,953,000
Number of secured loans at period end (3)	518	715
Secured loans receivable at period end	$98,461,000	$106,565,000
Direct-to-Consumer ("DTC") number of new customers (4)	120,700	91,600
Direct-to-Consumer number of active customers (5)	270,000	242,800
Direct-to-Consumer number of total customers (6)	3,187,500	2,439,900
Direct-to-Consumer average order value ("AOV") (7)	$3,077	$2,316
JM Bullion ("JMB") average order value (8)	$2,117	$2,140
CyberMetals number of new customers (9)	3,500	3,800
CyberMetals number of active customers (10)	3,400	4,400
CyberMetals number of total customers (11)	33,100	26,200
CyberMetals customer assets under management at period end (12)	$8,200,000	$6,500,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(7) DTC AOV represents the average dollar value of product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(8) JMB AOV represents the average dollar value of product orders delivered to JMB's customers during the period.

(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account or have made a purchase for the first time during the period on the CyberMetals platform.

(10) CyberMetals number of active customers represents the number of customers that have made a purchase during any month during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

Fiscal Six Months 2025 Operational Highlights

•
Gold ounces sold in the six months ended December 31, 2024 decreased 9% to 864,000 ounces from 945,000 ounces for the six months ended December 31, 2023
•
Silver ounces sold in the six months ended December 31, 2024 decreased 26% to 42.3 million ounces from 57.0 million ounces for the six months ended December 31, 2023
•
Direct-to-Consumer new customers for the six months ended December 31, 2024 increased 32% to 120,700 from 91,600 for the six months ended December 31, 2023
•
Direct-to-Consumer active customers for the six months ended December 31, 2024 increased 11% to 270,000 from 242,800 for the six months ended December 31, 2023
•
Direct-to-Consumer average order value for the six months ended December 31, 2024 increased $761, or 33% to $3,077 from $2,316 for the six months ended December 31, 2023
•
JM Bullion’s average order value for the six months ended December 31, 2024 decreased $23, or 1% to $2,117 from $2,140 for the six months ended December 31, 2023

Fiscal Second Quarter 2025 Financial Summary

Revenues increased 32% to $2.742 billion from $2.079 billion in the same year-ago quarter. Excluding an increase of $167.3 million of forward sales, our revenues increased $496.2 million, or 38.1%, which was due to an increase in gold ounces sold and higher average selling prices of gold and silver, partially offset by a decrease in silver ounces sold. The Direct-to-Consumer segment contributed 21% and 18% of the consolidated revenue in the fiscal second quarters of 2025 and 2024, respectively. JMB’s revenue represented 11% of the consolidated revenue for the fiscal second quarter of 2025 compared with 16% for the prior year fiscal second quarter.

Gross profit decreased 3% to $44.8 million (1.63% of revenue) from $46.0 million (2.22% of revenue) in the same year-ago quarter. The decrease in gross profit was due to lower gross profits earned from the Wholesale Sales & Ancillary Services segment, partially offset by an increase in gross profits earned by the Direct-to-Consumer segment. The Direct-to-Consumer segment contributed 56% and 48% of the consolidated gross profit in the fiscal second quarters of 2025 and 2024, respectively. Gross profit contributed by JMB represented 38% of the consolidated gross profit in the fiscal second quarter of 2025 and 41% of the consolidated gross profit for the prior year fiscal second quarter.

Selling, general and administrative expenses increased 15% to $25.8 million from $22.4 million in the same year-ago quarter. The change was primarily due to an increase in consulting and professional fees of $1.3 million, higher advertising costs of $0.9 million, an increase in compensation expense, including performance-based accruals, of $0.6 million, and an increase in facilities expense of $0.4 million. Selling, general and administrative expenses for the three months ended December 31, 2024, include $5.2 million of expenses incurred by LPM and SGB, which were not included in the same year-ago quarter, as they were not yet consolidated subsidiaries.

Depreciation and amortization expense increased 65% to $4.6 million from $2.8 million in the same year-ago quarter. The change was primarily due to an increase in amortization expense of $2.2 million relating to intangible assets acquired through our acquisition of LPM and acquisition of a controlling interest in SGB, partially offset by a decrease in JMB intangible asset amortization of $0.5 million.

Interest income increased 8% to $6.8 million from $6.3 million in the same year-ago quarter. The aggregate increase in interest income was primarily due to an increase in other finance product income of $0.6 million, partially offset by a decrease in interest income earned by our Secured Lending segment of $0.1 million.

Interest expense increased 2% to $10.4 million from $10.2 million in the same year-ago quarter. The increase in interest expense was primarily due to an increase of $0.6 million associated with our Trading Credit Facility due to increased borrowings, an increase of $0.5 million from liabilities on borrowed metals, an increase of $0.2 million related to product financing arrangements, partially offset by a decrease of $1.1 million related to the AMCF Notes, including amortization of debt issuance costs, due to their repayment in December 2023.

Earnings (losses) from equity method investments decreased 410% to a loss of $2.4 million from earnings of $0.8 million in the same year-ago quarter. The decrease was due to decreased earnings of our equity method investees.

Net income attributable to the Company totaled $6.6 million or $0.27 per diluted share, compared to net income of $13.8 million or $0.57 per diluted share in the same year-ago quarter.

Adjusted net income before provision for income taxes for the three months ended December 31, 2024 totaled $13.4 million, a decrease of $8.4 million or 38% compared to $21.7 million in the same year-ago quarter. The decrease was primarily due to lower net income before provision for income taxes of $10.4 million, partially offset by higher amortization of acquired intangibles of $1.6 million.

EBITDA for the three months ended December 31, 2024 totaled $16.2 million, a decrease of $8.9 million or 35% compared to $25.1 million in the same year-ago quarter. The decrease was primarily due to lower net income of $8.0 million.

Fiscal Six Months 2025 Financial Summary

Revenues increased 20% to $5.457 billion from $4.563 billion in the same year-ago period. Excluding an increase of $384.7 million of forward sales, our revenues increased $509.3 million, or 18.5%, which was due to higher average selling prices of gold and silver, partially offset by a decrease in both gold and silver ounces sold. The Direct-to-Consumer segment contributed 19% and 15% of the consolidated revenue for the six months ended December 31, 2024 and 2023, respectively. JMB’s revenue represented 11% of the consolidated revenue for the six months ended December 31, 2024 compared with 14% for the six months ended December 31, 2023.

Gross profit decreased 8% to $88.2 million (1.62% of revenue) from $95.4 million (2.09% of revenue) in the same year-ago period. The decrease in gross profit was due to lower gross profits earned from the Wholesale Sales & Ancillary Services segment, partially offset by an increase in gross profits earned by the Direct-to-Consumer segment. The Direct-to-Consumer segment contributed 55% and 45% of the consolidated gross profit for the six months ended December 31, 2024 and 2023, respectively. Gross profit contributed by JMB represented 37% and 38% of the consolidated gross profit for the six months ended December 31, 2024 and 2023, respectively.

Selling, general and administrative expenses increased 18% to $52.4 million from $44.2 million in the same year-ago period. The change was primarily due to an increase in compensation expense, including performance-based accruals, of $3.1 million, an increase in advertising costs of $1.6 million, an increase in consulting and professional fees of $1.5 million, an increase in facilities expense of $0.8 million, an increase in insurance costs of $0.3 million, and an increase in information technology costs of $0.2 million. Selling, general and administrative expenses for the six months ended December 31, 2024, include $10.5 million of expenses incurred by LPM and SGB, which were not included in the same year-ago period, as they were not yet consolidated subsidiaries.

Depreciation and amortization expense increased 67% to $9.3 million from $5.6 million in the same year-ago period. The change was primarily due to an increase in amortization expense of $4.4 million relating to intangible assets acquired through our acquisition of LPM and acquisition of a controlling interest in SGB, partially offset by a decrease in JMB intangible asset amortization of $1.0 million.

Interest income increased 12% to $13.9 million from $12.4 million in the same year-ago period. The aggregate increase in interest income was primarily due to an increase in other finance product income of $1.2 million and an increase in interest income earned by our Secured Lending segment of $0.2 million.

Interest expense increased 2% to $20.4 million from $20.0 million in the same year-ago period. The increase in interest expense was primarily due to an increase of $1.3 million associated with our Trading Credit Facility due to increased borrowings as well as an increase in the weighted-average effective interest rate, an increase of $0.9 million related to product financing arrangements, and an increase of $0.7 million from liabilities on borrowed metals, partially offset by a decrease of $2.5 million related to the AMCF Notes, including amortization of debt issuance costs, due to their repayment in December 2023.

Earnings (losses) from equity method investments decreased 153% to a loss of $1.8 million from earnings of $3.5 million in the same year-ago period. The decrease was due to decreased earnings of our equity method investees.

Net income attributable to the Company totaled $15.5 million or $0.65 per diluted share, compared to net income of $32.6 million or $1.34 per diluted share in the same year-ago period.

Adjusted net income before provision for income taxes for the six months ended December 31, 2024 totaled $28.1 million, a decrease of $20.4 million or 42% compared to $48.5 million in the same year-ago period. The decrease was primarily due to lower net income before provision for income taxes of $24.2 million, partially offset by higher amortization of acquired intangibles of $3.3 million.

EBITDA for the six months ended December 31, 2024 totaled $34.0 million, a decrease of $21.5 million or 39% compared to $55.5 million in the same year-ago period. The decrease was primarily due to lower net income of $18.6 million and lower income tax expense of $5.6 million, partially offset by higher amortization of acquired intangibles of $3.3 million.

Quarterly Cash Dividend Policy

A-Mark’s Board of Directors has re-affirmed its previously announced regular quarterly cash dividend policy of $0.20 per common share ($0.80 per share on an annual basis). The Company paid a $0.20 quarterly cash dividend on January 28, 2025 to stockholders of record as of January 14, 2025. It is expected that the next quarterly dividend will be paid in April 2025. The declaration of regular cash dividends in the future is subject to the determination each quarter by the Board of Directors, based on a number of factors, including the Company’s financial performance, available cash resources, cash requirements and alternative uses of cash and applicable bank covenants.

Conference Call

A-Mark will hold a conference call today (February 6, 2025) to discuss these financial results. A-Mark management will host the call at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) followed by a question-and-answer period.

To participate, please call the conference telephone number 10 minutes before the start time and ask for the A-Mark Precious Metals conference call.

Webcast: https://www.webcaster4.com/Webcast/Page/2867/51850

U.S. dial-in number: 1-877-545-0523

International number: 1-973-528-0016

Participant Access Code: 951436

The call will also be broadcast live and available for replay on the Investor Relations section of A-Mark’s website at ir.amark.com. If you have any difficulty connecting with the conference call or webcast, please contact A-Mark’s investor relations team at 1-949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time through February 20, 2025.

Toll-free replay number: 1-877-481-4010

International replay number: 1-919-882-2331

Participant Access Code: 51850

About A-Mark Precious Metals

Founded in 1965, A-Mark Precious Metals, Inc. is a leading fully integrated precious metals platform that offers an array of gold, silver, platinum, palladium, and copper bullion, numismatic coins, and related products to wholesale and retail customers via a portfolio of channels. The company conducts its operations through three complementary segments: Wholesale Sales & Ancillary Services, Direct-to-Consumer, and Secured Lending. The company’s global customer base spans sovereign and private mints, manufacturers and fabricators, refiners, dealers, financial institutions, industrial users, investors, collectors, e-commerce customers, and other retail customers.

A-Mark’s Wholesale Sales & Ancillary Services segment distributes and purchases precious metal products from sovereign and private mints. As a U.S. Mint-authorized purchaser of gold, silver, and platinum coins since 1986, A-Mark purchases bullion products directly from the U.S. Mint for sale to customers. A-Mark also has longstanding distributorships with other sovereign mints, including Australia, Austria, Canada, China, Mexico, South Africa, and the United Kingdom. The company sells more than 200 different products to e-commerce retailers, coin and bullion dealers, financial institutions, brokerages, and collectors. In addition, A-Mark sells precious metal products to industrial users, including metal refiners, manufacturers, and electronic fabricators.

A-Mark’s consolidated subsidiary, LPM Group Limited (LPM), is one of Asia’s largest precious metals dealers. LPM operates a consumer-facing showroom in Hong Kong’s Central Financial District, and offers a wide selection of products to its wholesale customers through its 24/7 online trading platform, including recently released silver coins, gold bullion, certified coins, and the latest collectible numismatic issues.

Through its A-M Global Logistics subsidiary, A-Mark provides its customers with a range of complementary services, including managed storage options for precious metals as well as receiving, handling, inventorying, processing, packaging, and shipping of precious metals and coins on a secure basis. A-Mark’s mint operations, which are conducted through its wholly owned subsidiary Silver Towne Mint, enable the company to offer customers a wide range of proprietary coin and bar offerings and, during periods of market volatility when the availability of silver bullion from sovereign mints is often product constrained, preferred product access.

A-Mark’s Direct-to-Consumer segment operates as an omni-channel retailer of precious metals, providing access to a multitude of products through its wholly owned subsidiaries, JM Bullion and Goldline. JMB owns and operates numerous websites targeting specific niches within the precious metals retail market, including JMBullion.com, ProvidentMetals.com, Silver.com, CyberMetals.com, GoldPrice.org, SilverPrice.org, BGASC.com, BullionMax.com, and Gold.com. Goldline markets precious metals directly to the investor community through various channels, including television, radio, and telephonic sales efforts. A-Mark is the majority owner of Silver Gold Bull, a leading online precious metals retailer in Canada, and also holds minority ownership interests in three additional direct-to-consumer brands.

The company operates its Secured Lending segment through its wholly owned subsidiary, Collateral Finance Corporation (CFC). Founded in 2005, CFC is a California licensed finance lender that originates and acquires loans secured by bullion and numismatic coins. Its customers include coin and precious metal dealers, investors, and collectors.

A-Mark is headquartered in El Segundo, CA and has additional offices and facilities in the neighboring Los Angeles area as well as in Dallas, TX, Las Vegas, NV, Winchester, IN, Vienna, Austria, and Hong Kong. For more information, visit www.amark.com.

A-Mark periodically provides information for investors on its corporate website, www.amark.com, and its investor relations website, ir.amark.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC, information on corporate governance, and investor presentations.

Important Cautions Regarding Forward-Looking Statements

Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. These include statements regarding expectations with respect to future profitability and growth, international expansion, operational enhancements, and the amount or timing of any future dividends. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results or circumstances to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ include the following: the failure to execute the Company’s growth strategy, including the inability to identify suitable or available acquisition or investment opportunities; greater than anticipated costs incurred to execute this strategy; government regulations that might impede growth, particularly in Asia; the inability to successfully integrate recently acquired businesses; changes in the current international political climate, which historically has favorably contributed to demand and volatility in the precious metals markets but also has posed certain risks and uncertainties for the Company, particularly in recent periods; potential adverse effects of the current problems in the national and global supply chains; increased competition for the Company’s higher margin services, which could depress pricing; the failure of the Company’s business model to respond to changes in the market environment as anticipated; changes in consumer demand and preferences for precious metal products generally; potential negative effects that inflationary pressure may have on our business; the inability of the Company to expand capacity at Silver Towne Mint; the failure of our investee companies to maintain, or address the preferences of, their customer bases; general risks of doing business in the commodity markets; and the strategic, business, economic, financial, political and governmental risks and other Risk Factors described in in the Company’s public filings with the Securities and Exchange Commission.

The Company undertakes no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Use and Reconciliation of Non-GAAP Measures

In addition to presenting the Company’s financial results determined in accordance with U.S. GAAP, management believes the following non-GAAP measures are useful in evaluating the Company’s operating performance: “adjusted net income before provision for income taxes” and “earnings before interest, taxes, depreciation and amortization” (“EBITDA”). Management believes the “adjusted net income before provision for income taxes” non-GAAP financial performance measure assists investors and analysts by facilitating comparison of period-to-period operational performance on a consistent basis by excluding items that management does not believe are indicative of the Company’s core operating performance. The items excluded from this financial measure may have a material impact on the Company’s financial results. Certain of those items are non-recurring, while others are non-cash in nature. Management believes the EBITDA non-GAAP liquidity measure assists investors and analysts by facilitating comparison of our business operations before investing activities, interest, and income taxes with other publicly traded companies. Non-GAAP measures do not have standardized definitions and should be considered in addition to, and not as a substitute for or superior to, the comparable measures prepared in accordance with U.S. GAAP, and should be read in conjunction with the financial statements included in the Company’s Quarterly Report on Form 10-Q to be filed with the SEC. Management encourages investors and others to review the Company’s financial information in its entirety and not to rely on any single financial or liquidity measure.

In the Company’s reconciliation from its reported U.S. GAAP “net income before provision for income taxes” to its non-GAAP “adjusted net income before provision for income taxes”, the Company eliminates the impact of the following four amounts: acquisition expenses; amortization expenses related to intangible assets acquired; depreciation expense; and contingent consideration fair value adjustments. The Company’s reconciliations from its reported U.S. GAAP “net income before provision for income taxes” to its non-GAAP “adjusted net income before provision for income taxes”, and “net income” and “net cash provided by (used in) operating activities” to its non-GAAP “EBITDA” are provided below and are also included in the Company’s Quarterly Report on Form 10-Q to be filed with the SEC for the quarterly period ended December 31, 2024.

Company Contact:

Steve Reiner, Executive Vice President, Capital Markets & Investor Relations

A-Mark Precious Metals, Inc.

1-310-587-1410

sreiner@amark.com

Investor Relations Contact:

Matt Glover or Greg Bradbury

Gateway Group, Inc.

1-949-574-3860

AMRK@gateway-grp.com

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except for share data)

	December 31, 2024	June 30, 2024
	(unaudited)
ASSETS
Current assets
Cash	$37,768	$48,636
Receivables, net	34,147	36,596
Derivative assets	92,840	114,720
Secured loans receivable	98,461	113,067
Precious metals held under financing arrangements	19,420	22,066
Inventories:
Inventories	642,259	579,400
Restricted inventories	551,937	517,744
	1,194,196	1,097,144
Income tax receivable	4,627	1,562
Prepaid expenses and other assets	8,238	8,412
Total current assets	1,489,697	1,442,203
Operating lease right of use assets	8,431	9,543
Property, plant, and equipment, net	23,990	20,263
Goodwill	199,937	199,937
Intangibles, net	94,076	101,663
Long-term investments	48,457	50,458
Other long-term assets	4,714	3,753
Total assets	$1,869,302	$1,827,820
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Liabilities on borrowed metals	$33,888	$31,993
Product financing arrangements	551,937	517,744
Accounts payable and other payables	14,890	18,831
Deferred revenue and other advances	318,156	263,286
Derivative liabilities	5,809	26,751
Accrued liabilities	15,909	16,798
Notes payable	4,020	8,367
Total current liabilities	944,609	883,770
Lines of credit	225,000	245,000
Notes payable	3,994	3,994
Deferred tax liabilities	21,867	22,187
Other liabilities	8,041	11,013
Total liabilities	1,203,511	1,165,964
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value, authorized 10,000,000 shares; issued and outstanding: none as of December 31, 2024 or June 30, 2024	—	—
Common stock, par value $0.01; 40,000,000 shares authorized; 24,200,733 and 23,965,427 shares issued and 23,019,185 and 22,953,391 shares outstanding as of December 31, 2024 and June 30, 2024, respectively	243	240
Treasury stock, 1,181,548 and 1,012,036 shares at cost as of December 31, 2024 and June 30, 2024, respectively	(33,371)	(28,277)
Additional paid-in capital	172,679	168,771
Accumulated other comprehensive income	53	61
Retained earnings	473,114	466,838
Total A-Mark Precious Metals, Inc. stockholders’ equity	612,718	607,633
Noncontrolling interests	53,073	54,223
Total stockholders’ equity	665,791	661,856
Total liabilities and stockholders’ equity	$1,869,302	$1,827,820

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except for share and per share data; unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
Revenues	$2,742,345	$2,078,815	$5,457,441	$4,563,433
Cost of sales	2,697,578	2,032,774	5,369,231	4,467,987
Gross profit	44,767	46,041	88,210	95,446
Selling, general, and administrative expenses	(25,754)	(22,396)	(52,371)	(44,241)
Depreciation and amortization expense	(4,639)	(2,811)	(9,348)	(5,603)
Interest income	6,794	6,311	13,881	12,413
Interest expense	(10,363)	(10,168)	(20,350)	(19,991)
Earnings (losses) from equity method investments	(2,410)	777	(1,832)	3,486
Other income, net	461	569	661	842
Unrealized (losses) gains on foreign exchange	(840)	105	(662)	11
Net income before provision for income taxes	8,016	18,428	18,189	42,363
Income tax expense	(2,042)	(4,467)	(3,797)	(9,419)
Net income	5,974	13,961	14,392	32,944
Net (loss) income attributable to noncontrolling interests	(584)	195	(1,150)	351
Net income attributable to the Company	$6,558	$13,766	$15,542	$32,593
Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:
Basic	$0.28	$0.60	$0.67	$1.40
Diluted	$0.27	$0.57	$0.65	$1.34

Weighted-average shares outstanding:
Basic	23,158,300	23,079,500	23,093,400	23,222,100
Diluted	23,966,400	24,063,500	23,972,900	24,298,100

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands; unaudited)

	Six Months Ended December 31,
	2024	2023
Cash flows from operating activities:
Net income	$14,392	$32,944
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	9,348	5,603
Amortization of loan cost	1,680	1,214
Share-based compensation	627	1,146
Losses (earnings) from equity method investments	1,832	(3,486)
Dividends and distributions received from equity method investees	169	269
Other	(375)	157
Changes in assets and liabilities:
Receivables, net	2,449	(7,477)
Secured loans made to affiliates	17	—
Derivative assets	21,880	52,136
Income tax receivable	(3,065)	(1,022)
Precious metals held under financing arrangements	2,646	6,010
Inventories	(97,052)	(128,707)
Prepaid expenses and other assets	(309)	(134)
Accounts payable and other payables	(3,941)	(14,778)
Deferred revenue and other advances	54,870	(59,715)
Derivative liabilities	(20,942)	20,832
Liabilities on borrowed metals	1,895	2,573
Accrued liabilities	(3,579)	(8,274)
Income tax payable	—	(958)
Net cash used in operating activities	(17,458)	(101,667)
Cash flows from investing activities:
Capital expenditures for property, plant, and equipment	(4,308)	(3,824)
Purchase of long-term investments	—	(50)
Purchase of intangible assets	(100)	—
Secured loans receivable, net	14,599	(5,937)
Purchase of marketable securities	(2,550)	—
Proceeds from sale of marketable securities	2,835	—
Other	23	(848)
Net cash provided by (used in) investing activities	10,499	(10,659)
Cash flows from financing activities:
Product financing arrangements, net	34,193	182,782
Dividends paid	(9,275)	(32,686)
Borrowings under lines of credit	971,000	1,043,000
Repayments under lines of credit	(991,000)	(980,000)
Repayment of notes	—	(95,000)
Proceeds from notes payable to related party	—	2,688
Repayments on notes payable to related party	(4,347)	—
Repurchases of common stock	(901)	(16,936)
Repurchases of common stock from a related party	(4,219)	—
Debt funding issuance costs	(2,641)	(2,975)
Proceeds from the exercise of share-based awards	3,281	962
Payments for tax withholding related to net settlement of share-based awards	—	(332)
Net cash (used in) provided by financing activities	(3,909)	101,503
Net decrease in cash	(10,868)	(10,823)
Cash, beginning of period	48,636	39,318
Cash, end of period	$37,768	$28,495

Overview of Results of Operations for the Three Months Ended December 31, 2024 and 2023

Consolidated Results of Operations

The operating results for the three months ended December 31, 2024 and 2023 were as follows (in thousands, except per share data):

Three Months Ended December 31,	2024		2023		Change
	$	% of revenue	$	% of revenue	$	%
Revenues	$2,742,345	100.000%	$2,078,815	100.000%	$663,530	31.9%
Gross profit	44,767	1.632%	46,041	2.215%	$(1,274)	(2.8%)
Selling, general, and administrative expenses	(25,754)	(0.939%)	(22,396)	(1.077%)	$3,358	15.0%
Depreciation and amortization expense	(4,639)	(0.169%)	(2,811)	(0.135%)	$1,828	65.0%
Interest income	6,794	0.248%	6,311	0.304%	$483	7.7%
Interest expense	(10,363)	(0.378%)	(10,168)	(0.489%)	$195	1.9%
Earnings (losses) from equity method investments	(2,410)	(0.088%)	777	0.037%	$(3,187)	(410.2%)
Other income, net	461	0.017%	569	0.027%	$(108)	(19.0%)
Unrealized (losses) gains on foreign exchange	(840)	(0.031%)	105	0.005%	$(945)	(900.0%)
Net income before provision for income taxes	8,016	0.292%	18,428	0.886%	$(10,412)	(56.5%)
Income tax expense	(2,042)	(0.074%)	(4,467)	(0.215%)	$(2,425)	(54.3%)
Net income	5,974	0.218%	13,961	0.672%	$(7,987)	(57.2%)
Net (loss) income attributable to noncontrolling interests	(584)	(0.021%)	195	0.009%	$(779)	(399.5%)
Net income attributable to the Company	$6,558	0.239%	$13,766	0.662%	$(7,208)	(52.4%)

Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:

Per Share Data:
Basic	$0.28		$0.60		$(0.32)	(53.3%)
Diluted	$0.27		$0.57		$(0.30)	(52.6%)

Overview of Results of Operations for the Three Months Ended December 31, 2024 and September 30, 2024

Consolidated Results of Operations

The operating results for the three months ended December 31, 2024 and September 30, 2024 were as follows (in thousands, except per share data):

Three Months Ended	December 31, 2024		September 30, 2024		Change
	$	% of revenue	$	% of revenue	$	%
Revenues	$2,742,345	100.000%	$2,715,096	100.000%	$27,249	1.0%
Gross profit	44,767	1.632%	43,443	1.600%	$1,324	3.0%
Selling, general, and administrative expenses	(25,754)	(0.939%)	(26,617)	(0.980%)	$(863)	(3.2%)
Depreciation and amortization expense	(4,639)	(0.169%)	(4,709)	(0.173%)	$(70)	(1.5%)
Interest income	6,794	0.248%	7,087	0.261%	$(293)	(4.1%)
Interest expense	(10,363)	(0.378%)	(9,987)	(0.368%)	$376	3.8%
Earnings (losses) from equity method investments	(2,410)	(0.088%)	578	0.021%	$(2,988)	(517.0%)
Other income, net	461	0.017%	200	0.007%	$261	130.5%
Unrealized (losses) gains on foreign exchange	(840)	(0.031%)	178	0.007%	$(1,018)	(571.9%)
Net income before provision for income taxes	8,016	0.292%	10,173	0.375%	$(2,157)	(21.2%)
Income tax expense	(2,042)	(0.074%)	(1,755)	(0.065%)	$287	16.4%
Net income	5,974	0.218%	8,418	0.310%	$(2,444)	(29.0%)
Net loss attributable to noncontrolling interests	(584)	(0.021%)	(566)	(0.021%)	$18	3.2%
Net income attributable to the Company	$6,558	0.239%	$8,984	0.331%	$(2,426)	(27.0%)

Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:

Per Share Data:
Basic	$0.28		$0.39		$(0.11)	(28.2%)
Diluted	$0.27		$0.37		$(0.10)	(27.0%)

Overview of Results of Operations for the Six Months Ended December 31, 2024 and 2023

Consolidated Results of Operations

The operating results for the six months ended December 31, 2024 and 2023 were as follows (in thousands, except per share data):

Six Months Ended December 31,	2024		2023		Change
	$	% of revenue	$	% of revenue	$	%
Revenues	$5,457,441	100.000%	$4,563,433	100.000%	$894,008	19.6%
Gross profit	88,210	1.616%	95,446	2.092%	$(7,236)	(7.6%)
Selling, general, and administrative expenses	(52,371)	(0.960%)	(44,241)	(0.969%)	$8,130	18.4%
Depreciation and amortization expense	(9,348)	(0.171%)	(5,603)	(0.123%)	$3,745	66.8%
Interest income	13,881	0.254%	12,413	0.272%	$1,468	11.8%
Interest expense	(20,350)	(0.373%)	(19,991)	(0.438%)	$359	1.8%
Earnings (losses) from equity method investments	(1,832)	(0.034%)	3,486	0.076%	$(5,318)	(152.6%)
Other income, net	661	0.012%	842	0.018%	$(181)	(21.5%)
Unrealized (losses) gains on foreign exchange	(662)	(0.012%)	11	0.000%	$(673)	(6,118.2%)
Net income before provision for income taxes	18,189	0.333%	42,363	0.928%	$(24,174)	(57.1%)
Income tax expense	(3,797)	(0.070%)	(9,419)	(0.206%)	$(5,622)	(59.7%)
Net income	14,392	0.264%	32,944	0.722%	$(18,552)	(56.3%)
Net (loss) income attributable to noncontrolling interests	(1,150)	(0.021%)	351	0.008%	$(1,501)	(427.6%)
Net income attributable to the Company	$15,542	0.285%	$32,593	0.714%	$(17,051)	(52.3%)

Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:

Per Share Data:
Basic	$0.67		$1.40		$(0.73)	(52.1%)
Diluted	$0.65		$1.34		$(0.69)	(51.5%)

Reconciliation of U.S. GAAP to Non-GAAP Measures for the Three Months Ended December 31, 2024 and 2023

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended December 31, 2024 and 2023 follows (in thousands):

Three Months Ended December 31,	2024	2023	Change
	$	$	$	%
Net income before provision for income taxes	$8,016	$18,428	$(10,412)	(56.5%)
Adjustments:
Contingent consideration fair value adjustment	20	—	$20	—%
Acquisition costs	688	489	$199	40.7%
Amortization of acquired intangibles	3,790	2,165	$1,625	75.1%
Depreciation expense	849	646	$203	31.4%
Adjusted net income before provision for income taxes (non-GAAP)	$13,363	$21,728	$(8,365)	(38.5%)

A reconciliation of net income to EBITDA, and operating cash flows to EBITDA for the three months ended December 31, 2024 and 2023 follows (in thousands):

Three Months Ended December 31,	2024	2023	Change
	$	$	$	%
Net income	$5,974	$13,961	$(7,987)	(57.2%)
Adjustments:
Interest income	(6,794)	(6,311)	$483	7.7%
Interest expense	10,363	10,168	$195	1.9%
Amortization of acquired intangibles	3,790	2,165	$1,625	75.1%
Depreciation expense	849	646	$203	31.4%
Income tax expense	2,042	4,467	$(2,425)	(54.3%)
	10,250	11,135	$(885)	(7.9%)

Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$16,224	$25,096	$(8,872)	(35.4%)

Reconciliation of Operating Cash Flows to EBITDA:
Net cash provided by (used in) operating activities	$110,071	$(57,405)	$167,476	291.7%
Changes in operating working capital	(97,186)	74,387	$(171,573)	(230.6%)
Interest expense	10,363	10,168	$195	1.9%
Interest income	(6,794)	(6,311)	$483	7.7%
Income tax expense	2,042	4,467	$(2,425)	(54.3%)
Earnings (losses) from equity method investments	(2,410)	777	$(3,187)	(410.2%)
Share-based compensation	(307)	(482)	$(175)	(36.3%)
Amortization of loan cost	(1,015)	(692)	$323	46.7%
Other	1,460	187	$1,273	680.7%
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$16,224	$25,096	$(8,872)	(35.4%)

Reconciliation of U.S. GAAP to Non-GAAP Measures for the Three Months Ended December 31, 2024 and September 30, 2024

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended December 31, 2024 and September 30, 2024 follows (in thousands):

Three Months Ended	December 31, 2024	September 30, 2024	Change
	$	$	$	%
Net income before provision for income taxes	$8,016	10,173	$(2,157)	(21.2%)
Adjustments:
Contingent consideration fair value adjustment	20	(150)	$170	113.3%
Acquisition costs	688	52	$636	1,223.1%
Amortization of acquired intangibles	3,790	3,864	$(74)	(1.9%)
Depreciation expense	849	845	$4	0.5%
Adjusted net income before provision for income taxes (non-GAAP)	$13,363	$14,784	$(1,421)	(9.6%)

A reconciliation of net income to EBITDA, and operating cash flows to EBITDA for the three months ended December 31, 2024 and September 30, 2024 follows (in thousands):

Three Months Ended	December 31, 2024	September 30, 2024	Change
	$	$	$	%
Net income	$5,974	$8,418	$(2,444)	(29.0%)
Adjustments:
Interest income	(6,794)	(7,087)	$(293)	(4.1%)
Interest expense	10,363	9,987	$376	3.8%
Amortization of acquired intangibles	3,790	3,864	$(74)	(1.9%)
Depreciation expense	849	845	$4	0.5%
Income tax expense	2,042	1,755	$287	16.4%
	10,250	9,364	$886	9.5%

Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$16,224	$17,782	$(1,558)	(8.8%)

Reconciliation of Operating Cash Flows to EBITDA:
Net cash provided by (used in) operating activities	$110,071	$(127,529)	$237,600	186.3%
Changes in operating working capital	(97,186)	142,317	$(239,503)	(168.3%)
Interest expense	10,363	9,987	$376	3.8%
Interest income	(6,794)	(7,087)	$(293)	(4.1%)
Income tax expense	2,042	1,755	$287	16.4%
Dividends received from equity method investees	—	(169)	$169	100.0%
Earnings (losses) from equity method investments	(2,410)	578	$(2,988)	(517.0%)
Share-based compensation	(307)	(320)	$(13)	(4.1%)
Amortization of loan cost	(1,015)	(665)	$350	52.6%
Other	1,460	(1,085)	$2,545	234.6%
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$16,224	$17,782	$(1,558)	(8.8%)

Reconciliation of U.S. GAAP to Non-GAAP Measures for the Six Months Ended December 31, 2024 and 2023

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the six months ended December 31, 2024 and 2023 follows (in thousands):

Six Months Ended December 31,	2024	2023	Change
	$	$	$	%
Net income before provision for income taxes	$18,189	$42,363	$(24,174)	(57.1%)
Adjustments:
Contingent consideration fair value adjustment	(130)	—	$130	—%
Acquisition costs	740	541	$199	36.8%
Amortization of acquired intangibles	7,654	4,330	$3,324	76.8%
Depreciation expense	1,694	1,273	$421	33.1%
Adjusted net income before provision for income taxes (non-GAAP)	$28,147	$48,507	$(20,360)	(42.0%)

A reconciliation of net income to EBITDA, and operating cash flows to EBITDA for the six months ended December 31, 2024 and 2023 follows (in thousands):

Six Months Ended December 31,	2024	2023	Change
	$	$	$	%
Net income	$14,392	$32,944	$(18,552)	(56.3%)
Adjustments:
Interest income	(13,881)	(12,413)	$1,468	11.8%
Interest expense	20,350	19,991	$359	1.8%
Amortization of acquired intangibles	7,654	4,330	$3,324	76.8%
Depreciation expense	1,694	1,273	$421	33.1%
Income tax expense	3,797	9,419	$(5,622)	(59.7%)
	19,614	22,600	$(2,986)	(13.2%)

Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$34,006	$55,544	$(21,538)	(38.8%)

Reconciliation of Operating Cash Flows to EBITDA:
Net cash used in operating activities	$(17,458)	$(101,667)	$(84,209)	(82.8%)
Changes in operating working capital	45,131	139,514	$(94,383)	(67.7%)
Interest expense	20,350	19,991	$359	1.8%
Interest income	(13,881)	(12,413)	$1,468	11.8%
Income tax expense	3,797	9,419	$(5,622)	(59.7%)
Dividends and distributions received from equity method investees	(169)	(269)	$(100)	(37.2%)
Earnings (losses) from equity method investments	(1,832)	3,486	$(5,318)	(152.6%)
Share-based compensation	(627)	(1,146)	$(519)	(45.3%)
Amortization of loan cost	(1,680)	(1,214)	$466	38.4%
Other	375	(157)	$532	338.9%
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$34,006	$55,544	$(21,538)	(38.8%)